Exhibit (20)(a)

The Lazard Funds, Inc.

Lazard Retirement Series, Inc.

Lazard Global Total Return and Income Fund, Inc.

(each, the “Fund”)

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Mark R. Anderson, Shari L. Soloway and Jessica A. Falzone, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all Registration Statements of a Fund on Form N-1A or Form N-2, as applicable, or Form N-14 relating to the reorganization of Lazard Emerging Markets Strategic Equity Portfolio into Lazard Emerging Markets Core Equity Portfolio (including pre- and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Nathan A. Paul	Chief Executive Officer, President and Director	February 23, 2023
Nathan A. Paul

/s/ Christopher Snively	Chief Financial Officer and Principal Accounting Officer	February 23, 2023
Christopher Snively

	Director	February 23, 2023
/s/ Franci J. Blassberg Franci J. Blassberg

	Director	February 23, 2023
/s/ Kenneth S. Davidson Kenneth S. Davidson

	Director	February 23, 2023
/s/ Nancy A. Eckl Nancy A. Eckl

	Director	February 23, 2023
/s/ Trevor W. Morrison Trevor W. Morrison

	Director	February 23, 2023
/s/ Richard Reiss, Jr. Richard Reiss, Jr.

	Director	February 23, 2023
/s/ Evan L. Russo Evan L. Russo

	Director	February 23, 2023
/s/ Robert M. Solmson Robert M. Solmson

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On February 23, 2023 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Robert Spiro

Notary Public